EXHIBIT 99.1

Superconductor Technologies Reports 2014 First Quarter Results

Achieves Record Critical Current Performance and Demonstrates High Yield on Pilot Machine

Adds New Customers and Increases Conductus Wire Shipments

AUSTIN, Texas, May 8, 2014 (GLOBE NEWSWIRE) -- Superconductor Technologies Inc. (STI) (Nasdaq:SCON), a world leader in the development and production of high temperature superconducting (HTS) materials and associated technologies, reported results for the first quarter ended March 29, 2014.

"In the first quarter of 2014, we made significant progress in our effort to commercialize Conductus® wire," said Jeff Quiram, STI's president and chief executive officer. "We achieved a minimum current of 500 Amps per centimeter (A/cm) width at 77K across 100% of the design capacity of our pilot production manufacturing system. Wire performance of this magnitude enables device manufacturers to optimize their product design by reducing the requisite number of wires per device while also maximizing performance. We expect that our demonstrated high performance/high yield combination will allow STI to produce large quantities of wire from a cost leadership position.

"The substantial increase in high performance Conductus wire throughput from our pilot equipment has allowed STI to continue to accelerate wire shipments. During the first quarter of 2014, we shipped nine orders: six for Stage 1 customers conducting performance evaluation and three for Stage 2 customers testing simulated devices for commercial deployment. We continue to prioritize our shipments based on the near-term size of the opportunity. This quarter we shipped to five new customers and our purchase order commitments continued to grow. Our current commitments and in-house orders are expected to consume all of the wire produced for the next quarter. We expect our new 1km Reactive Co-Evaporation Cyclic Deposition and Reaction (RCE-CDR) machine to be operational shortly and we plan to have commercial quantities of Conductus wire available in the third quarter. We plan to ramp this machine to its full annual capacity of 750km by the end of 2014.

"Superconducting materials clearly offer solutions to problems that conventional products cannot address, thus creating a large market opportunity. We believe that the demonstrated critical current performance and scalable output of STI's superconducting wire positions us well, and we are excited about our future as a supplier to the electrical device industry," concluded Quiram.

On May 6, 2014 STI was issued US Patent No. 8,716,187 pertaining to optimized compositions of Rare Earth barium copper oxide (ReBCO) thin film superconductors using the RCE-CDR process. This patent further strengthen STI's IP portfolio on the RCE-CDR process for manufacturing of high performing, economical and commercially scalable ReBCO thin films.

STI's first quarter 2014 net revenues were $389,000, compared to $150,000 in the fourth quarter of 2013 and $776,000 in the first quarter of 2013. Revenue for all periods was primarily from legacy wireless products. Net loss for the first quarter 2014 was $2.9 million, or a loss of $0.25 per basic and diluted share, compared to a net loss of $3.9 million, or a loss of $0.34 per basic and diluted share, in the fourth quarter of 2013, and a net loss of $2.4 million, or a loss of $0.58 per basic and diluted share, in the first quarter of 2013.

As of March 29, 2014, STI had $7.8 million in cash and cash equivalents, which included cash proceeds to the company of $3.8 million resulting from the exercise of 1.5 million outstanding warrants during the first quarter of 2014.

Investor Conference Call

STI will host a conference call and simultaneous webcast today, May 8th at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time to discuss its results. Participating in the call will be Jeff Quiram, president and chief executive officer; and Bill Buchanan, vice president and chief financial officer. To listen to the call live, please dial 1-888-549-7750 at least 10 minutes before the start of the conference. International participants may dial 1-480-629-9866. The conference ID is 4680003. The call will be webcast and can be accessed from the "Investor Relations" section of the company's website at http://www.suptech.com. A telephone replay will be available until midnight ET on May 13th by dialing 1-800-406-7325 or 1-303-590-3030, and entering pass code 4680003. A replay will also be available at the web address above.

About Superconductor Technologies Inc. (STI)

Superconductor Technologies Inc., headquartered in Austin, TX, has been a world leader in HTS materials since 1987, developing more than 100 patents as well as proprietary trade secrets and manufacturing expertise. For more than a decade, STI has been providing innovative interference elimination and network enhancement solutions to the commercial wireless industry. The company is currently leveraging its key enabling technologies, including RF filtering, HTS materials and cryogenics to develop energy efficient, cost-effective and high performance second generation (2G) HTS wire for existing and emerging power applications, to develop applications for advanced RF wireless solutions and innovative adaptive filtering, and for government R&D. Superconductor Technologies Inc.'s common stock is listed on the NASDAQ Capital Market under the ticker symbol "SCON." For more information about STI, please visit http://www.suptech.com.

Safe Harbor Statement

Statements in this press release regarding our business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors, which could cause actual results to differ materially from the forward-looking statements. These factors and uncertainties include, but are not limited to: our limited cash and a history of losses; the limited number of potential customers; the limited number of suppliers for some of our components and our HTS wire; there being no significant backlog from quarter to quarter; our market being characterized by rapidly advancing technology; overcoming technical challenges in attaining milestones to develop and manufacture commercial lengths of our HTS wire; customer acceptance of our HTS wire; fluctuations in product demand from quarter to quarter; the impact of competitive filter products, technologies and pricing; manufacturing capacity constraints and difficulties; our ability to raise sufficient capital to fund our operations (whether through registered direct offerings or otherwise), and the impact on our strategic wire initiative of any inability to raise such funds; the impact of any such financing activity on the level of our stock price, which may decline in connection with the sales under registered direct offerings or otherwise; the dilutive impact of any issuances of securities to raise capital; and local, regional, and national and international economic conditions and events and the impact they may have on us and our customers, such as the current worldwide recession.

Forward-looking statements can be affected by many other factors, including, those described in the "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of STI's Annual Report on Form 10-K for the year ended December 31, 2013 and in STI's other public filings. These documents are available online at STI's website, www.suptech.com, or through the SEC's website, www.sec.gov. Forward-looking statements are based on information presently available to senior management, and STI has not assumed any duty to update any forward-looking statements.

Investor Relations Contact
Cathy Mattison or Kirsten Chapman
LHA +1-415-433-3777 invest@suptech.com

– Tables to Follow –

SUPERCONDUCTOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 29, 2014	March 30, 2013

Net revenues	$ 389,000	$ 776,000

Costs and expenses:
Cost of revenues	370,000	226,000
Research and development	1,470,000	1,438,000
Selling, general and administrative	1,348,000	1,345,000

Total costs and expenses	3,188,000	3,009,000

Loss from operations	(2,799,000)	(2,233,000)

Other Income and Expense:
Loss from joint venture investment in Resonant LLC	--	(182,000)
Adjustments to fair value of warrant derivatives	(232,000)	--
Other income	96,000	6,000
Interest income	--	1,000

Net loss	$ (2,935,000)	$ (2,408,000)

Basic and diluted net loss per common share	$ (0.25)	$ (0.58)

Basic and diluted weighted average number of common shares outstanding	11,880,889	4,152,036

SUPERCONDUCTOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 29,	December 31,
	2014	2013
	(Unaudited)	(See Note)
ASSETS

Current Assets:
Cash and cash equivalents	$ 7,768,000	$ 7,459,000
Accounts receivable, net	308,000	6,000
Inventory, net	79,000	76,000
Prepaid expenses and other current assets	328,000	437,000
Total Current Assets	8,483,000	7,978,000

Property and equipment, net of accumulated depreciation of $11,938,000 and $11,626,000, respectively	6,658,000	5,473,000
Patents, licenses and purchased technology, net of accumulated amortization of $740,000 and $722,000, respectively	890,000	888,000
Other assets	469,000	501,000
Total Assets	$ 16,500,000	$ 14,840,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$ 1,089,000	$ 703,000
Accrued expenses	709,000	637,000
Total Current Liabilities	1,798,000	1,340,000
Other long term liabilities	6,393,000	6,194,000
Total Liabilities	8,191,000	7,534,000

Stockholders' Equity:
Preferred stock, $.001 par value, 2,000,000 shares authorized, 328,925 and 328,925 shares issued and outstanding, respectively	--	--
Common stock, $.001 par value, 250,000,000 shares authorized, 13,119,348 and 11,634,950 shares issued and outstanding, respectively	13,000	12,000
Capital in excess of par value	285,348,000	281,411,000
Accumulated deficit	(277,052,000)	(274,117,000)
Total Stockholders' Equity	8,309,000	7,306,000
Total Liabilities and Stockholders' Equity	$ 16,500,000	$ 14,840,000

Note – December 31, 2013 balances were derived from the audited consolidated financial statements.

SUPERCONDUCTOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended
	March 29, 2014	March 30, 2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (2,935,000)	$ (2,408,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	330,000	234,000
Stock-based compensation expense	187,000	166,000
Write-off of intangibles	--	79,000
Adjustments to fair value of warrant derivatives	232,000	--
Gain on disposal of property and equipment	(96,000)	(6,000)
Loss from joint venture investment in Resonant LLC	--	182,000
Changes in assets and liabilities:
Accounts receivable	(302,000)	(220,000)
Inventories	(3,000)	(94,000)
Prepaid expenses and other current assets	108,000	87,000
Patents and licenses	(20,000)	(23,000)
Other assets	32,000	32,000
Accounts payable, accrued expenses and other current liabilities	426,000	165,000
Net cash used in operating activities	(2,041,000)	(1,806,000)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,497,000)	(178,000)
Net proceeds from the sale of property and equipment	96,000	6,000
Net cash used in investing activities	(1,401,000)	(172,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from the exercise of outstanding warrants	3,751,000	--
Net cash provided by financing activities	3,751,000	--

Net (decrease) increase in cash and cash equivalents	309,000	(1,978,000)
Cash and cash equivalents at beginning of period	7,459,000	3,634,000
Cash and cash equivalents at end of period	$ 7,768,000	$ 1,656,000